UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 16, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 16, 2005, we entered into an oral agreement with PKM Properties, LLC, an entity controlled by Paul K. Miller, one of our directors and the largest beneficial owner of our securities, pursuant to which we borrowed $250,000 and intend to borrow an additional $250,000.  The agreement provides for a $500,000 discretionary credit facility under which PKM will make available to us up to $500,000 in the form of loans bearing interest at 10 percent per year.  We anticipate requesting the second $250,000 draw this week.  Principal and interest will be due on the amounts borrowed no later than June 16, 2005.  As additional consideration for the loans, we agreed to issue to PKM warrants equivalent to the terms of warrants issued to investors of the next round of equity financing of the Company.  We will also pay the legal and administrative expenses incurred by PKM associated with this transaction.

Upon preparation and execution of written agreements formalizing the above-referenced oral agreement, we will amend this report to file such agreements as exhibits.

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES.

On February 16, 2005, we agreed to issue to PKM Properties, LLC, an entity controlled by Paul K. Miller, one of our directors and the largest beneficial owner of our securities, warrants equivalent to the terms of warrants issued to investors of the next round of equity financing of the Company.  We agreed to issue this warrant in consideration of the PKM financing described in Item 1.01 to this report.

The foregoing issuance will be made in reliance upon the exemption provided in Section 4(2) of the Securities Act.  PKM will receive, or have access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB and Form 8-K as filed with the SEC.  No discount or commission will be paid in connection with the issuance of the warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: February 23, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer